Exhibit 10.10

SIXTH AMENDMENT TO LEASE

I.	PARTIES AND DATE.

This Sixth Amendment to Lease (the “Amendment”) dated January 31, 2014, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation (“Landlord”), and SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

II.	RECITALS.

On January 16, 1997, Landlord and Tenant entered into a lease for space in a building located at 157 Technology, Irvine, California (“157 Technology Premises”), which lease was amended by a First Amendment to Lease dated March 25, 2004, by a Second Amendment to Lease dated March 7, 2006, by a Third Amendment to Lease dated February 12, 2006, by a Fourth Amendment to Lease dated July 29, 2009, and by a Fifth Amendment to Lease dated November 21, 2013 (the “Fifth Amendment”). The foregoing lease, as so amended is hereinafter referred to as the “Lease”.

Landlord and Tenant each desire to modify the Lease to correct certain typographical errors contained in the Fifth Amendment as are set forth in “III. MODIFICATIONS” next below.

III.	MODIFICATIONS.

A. The schedule for the “Basic Rent for the 157 Technology Premises” contained in Subsection III.B(4) of the Fifth Amendment is hereby deleted in its entirety, and substituted therefor shall be the following:

“Basic Rent for the 157 Technology Premises:

Commencing July 1, 2016, the Basic Rent for the 157 Technology Premises shall be Forty Two Thousand Nine Hundred Dollars ($42,900.00) per month, based on $1.25 per rentable square foot.

Commencing July 1, 2017, the Basic Rent for the 157 Technology Premises shall be Forty Four Thousand Nine Hundred Fifty-Nine Dollars ($44,959.00) per month, based on $1.31 per rentable square foot.

Commencing July 1, 2018 and continuing through the Expiration Date, the Basic Rent for the 157 Technology Premises shall be Forty Seven Thousand Eighteen Dollars ($47,018.00) per month, based on $1.37 per rentable square foot.”

IV.	GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

V.	EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD: THE IRVINE COMPANY LLC		TENANT: SPECTRUM PHARMACEUTICALS, INC.
a Delaware limited liability company		a Delaware corporation

By	/s/ Steven M. Case	By	/s/ Brett L. Scott
	Steven M. Case, Executive Vice President	Name	Brett L. Scott
	Office Properties	Title	Senior Vice President

By	/s/ Michael T. Bennett	By	/s/ Abraham N. Oler
	Michael T. Bennett, Senior Vice President	Name	Abraham N. Oler
	Operations, Office Properties	Title	Vice President of Operations

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